EXHIBIT 23

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:

   We consent to the incorporation by reference of our report on page II-19 dated January 16, 2002 (March 6, 2002 as to Note 25) and of our report on page IV-44 dated January 15, 2002 (March 7, 2002 as to Note 21) appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2001, in the following Registration Statements:

           Registration
Form       Statement No.    Description
----       -------------    -----------

S-3        333-75534        General Motors Corporation and GM Nova Scotia
                            Finance Company Debt Securities, Preferred Stock,
                            Preference Stock and Common Stock

S-3        33-47343         General Motors Corporation $1-2/3 Par Value Common
           (Post-Effective  Stock
           Amendment No.1)

S-3        33-49035         General Motors Corporation $1-2/3 Par Value Common
           (Amendment No.1) Stock


S-3        33-56671         General Motors Corporation $1-2/3 Par Value Common
           (Amendment No.1) Stock


S-3        33-49309         General Motors Corporation Dividend Reinvestment
                            Plan

S-3        333-45104        General Motors Corporation $1-2/3 Par Value Common
                            Stock

S-8        333-47198        The General Motors Personal Savings Plan for
                            Hourly-Rate Employees in the United States

S-8        333-90097        General Motors Stock Incentive Plan

S-8        333-47204        General Motors Savings-Stock Purchase Program for
                            Salaried Employees in the United States

S-8        333-76441        The Hughes Non-Bargaining Employees Thrift and
                            Savings Plan
                            The Hughes Bargaining Employees Thrift and Savings
                            Plan

S-8        333-74488        The GMAC Mortgage Group Savings Incentive Plan

S-8        333-90087        Hughes Electronics Corporation Incentive Plan

S-8        333-47200        Saturn Individual Savings Plan for Represented
                            Members

S-8        333-17937        Saturn Personal Choices Savings Plan for
                            Non-Represented Members

S-8        333-44957        General Motors 1998 Stock Option Plan

S-8        333-66653        ASEC Manufacturing Savings Plan

S-8        333-31846        General Motors Deferred Compensation Plan for
                            Executive Employees

S-8        333-55118        The GMAC Insurance Personal Lines Retirement
                            Savings Plan

S-8        333-55122        The Holden Employee Share Ownership Plan



/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan
March 12, 2002


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